Exhibit 5.1

525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax
www.kattenlaw.com
January 23, 2023
Pinstripes Holdings, Inc.
1150 Willow Road
Northbrook, IL 60062

Re:	Pinstripes Holdings, Inc.
Securities Registered under Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Pinstripes Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-1 (the “Registration Statement”), including the related preliminary prospectus contained therein and forming a part thereof (the “Prospectus”), by the Company relating to the issuance of up to 23,985,000 shares (the “Warrant Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Pinstripes Holdings Class A Common Stock”) upon exercise of (i) 12,075,000 warrants (the “Public Warrants”) originally issued in the initial public offering of the Company (formerly known as Banyan Acquisition Corporation (“Banyan”)) pursuant to the registration statement on Form S-1 filed by Banyan with the Commission pursuant to the Act and declared effective by the SEC on January 19, 2022 and the (ii) 11,910,000 warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) purchased by Banyan Acquisition Sponsor LLC (the “Sponsor”) and the underwriters of the initial public offering of Banyan in a private placement simultaneously with the closing of the initial public offering. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:
(i)the Registration Statement, including the Prospectus, and all exhibits thereto;
(ii)(a) the original certificate of incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary”) on March 10, 2021, (b) the amended and restated certificate of incorporation of the Company, as filed with the Secretary on January 19, 2022 and (c) the Company’s second amended and restated certificate of incorporation, as filed with the Secretary on December 29, 2023 and as currently in effect, as certified by an officer of the Company on the date hereof;

(iii)(a) the Company’s bylaws, in the form filed with the Commission on August 6, 2021, as Exhibit 3.3 to the Company’s registration statement on Form S-1 filed with the SEC in connection with its initial public offering of securities (the “IPO S-1”), (b) the Company’s amended and restated bylaws, in the form filed with the Commission on August 6, 2021, as Exhibit 3.4 to the IPO S-1 and (c) the Company’s amended and restated bylaws, in the form filed as Exhibit 3.3 to a Current Report on Form 8-K filed by the Company with the Commission on January 5, 2024, as currently in effect, as certified by an officer of the Company on the date hereof;
(iv)the specimen warrant certificate, in the form filed with the Commission on January 10, 2022, as Exhibit 4.3 to Amendment No. 4 to the IPO S-1;
(v)(a) the warrants purchase agreement between the Company and the Sponsor, dated as of January 19, 2022, in the form filed as Exhibit 10.4 to a Current Report filed by the Company with the Commission on January 24, 2022 (the “2022 Current Report”), (b) the warrants purchase agreement between the Company and BTIG, LLC, dated as of January 19, 2022, in the form filed as Exhibit 10.5 to the 2022 Current Report and (c) the warrants purchase agreement between the Company and I-Bankers Securities, Inc., dated as of January 19, 2022, in the form filed as Exhibit 10.6 to the 2022 Current Report (together (the “Private Placement Warrant Agreements”));
(vi)the warrant agreement between the Company and Continental Stock Transfer & Trust Company, dated as of January 19, 2022 (the “Warrant Agreement”), in the form filed with the Commission on January 10, 2022, as Exhibit 4.3 to Amendment 4 to the IPO S-1,
(vii)the underwriting agreement, dated as of January 19, 2022, by and between the Company and BTIG, LLC, as representative of the underwriters named therein, in the form filed as Exhibit 1.1 to Amendment 4 to the IPO S-1;
(viii)the minutes and records of corporate proceedings of the Company relating to the issuance of Warrant Shares, the Warrants, the Private Placement Warrant Agreements, the Warrant Agreement, the Registration Statement, the Prospectus and related matters and
(ix)such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other of, and execution and delivery by, such parties of such documents and the validity and binding effect thereof on such parties.
Based upon and subject to the foregoing, it is our opinion that the Warrant Shares have been duly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Warrants in accordance with the terms thereof and the Warrant Agreement, including, without limitation, payment of the consideration thereof described in the Warrant Agreement, will be validly issued, fully paid and non-assessable.
Our opinion expressed above are subject to the qualification that we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Pinstripes Holdings Class A Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, may cause the Warrants to be exercisable for more shares of Pinstripes Holdings Class A Common Stock than the number that then remain authorized but unissued.
Our opinion expressed above is limited to the Delaware General Corporation Law, and we do not express any opinion concerning any other laws. Our opinion is based on these laws as in effect on the date hereof. This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.
We hereby consent to the reference to our firm under the caption “Validity of Securities” in the Prospectus, which forms a part of the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP